Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Steben Managed Futures Strategy Fund:

We consent to the use of our report dated May 24, 2019, with respect to Steben Managed Futures Strategy Fund, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel”, “Disclosure of Portfolio Holdings” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
July 24, 2019